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                                                                      Exhibit 21

                             CARLISLE COMPANIES INCORPORATED

                             Subsidiaries of the Registrant

                                                                 Jurisdiction of
                                                                  INCORPORATION

Carlisle Companies Incorporated (Registrant)                         Delaware

Subsidiaries:

Carlisle Corporation -

     Braemar, Inc.                                                   Minnesota

     Carlisle Container Manufacturing Company                        Delaware

     Carlisle Corporation of Canada, Ltd.                            Canada

     Carlisle Engineered Products, Inc.                              Delaware

     Carlisle FoodService Products Incorporated                      Delaware
        Three wholly-owned domestic subsidiaries

     Carlisle SynTec Incorporated                                    Delaware
        Four wholly-owned domestic subsidiaries

     Geauga Company                                                  Delaware

     Motion Control Industries, Inc.                                 Delaware
        Two foreign joint ventures (49% ownership of each)
        One wholly-owned domestic subsidiary

     Tensolite Company                                              Delaware

     Trail King Industries, Inc.                                    South Dakota

     Walker Stainless Equipment Company, Inc.                       Delaware